                              PATENT PURCHASE AGREEMENT

    THIS PATENT PURCHASE AGREEMENT is entered into on December 15, 1997, effective as of the 28th day of November 1997, by and between Kubota Corporation, a Japanese corporation ("Kubota"), StorMedia Incorporated, a Delaware corporation ("Buyer") and StorMedia International Ltd., a Cayman Islands corporation ("SMIL").


                                       RECITALS

    WHEREAS, Akashic Memories Corporation, a California corporation ("Akashic") is a subsidiary of Akashic International Inc., a California corporation ("AII") which in turn is an indirect wholly owned subsidiary of Kubota. Akashic (a) is the owner and operator of a business consisting of the design, development, manufacture, sale, marketing and distribution of thin film media and substrates therefore which business has been operated at facilities located in California and in Malaysia (the "Business") and (b) owns the assets that are used in the Business.

    WHEREAS, Buyer, StorMedia Acquisition Corporation ("Sub"), Kubota, AII and Akashic have entered into an Agreement and Plan of Reorganization (the "Reorganization Agreement") of even date herewith pursuant to which Buyer will acquire Akashic through a merger (the "Merger") of Sub with and into Akashic pursuant to an Agreement of Merger (the "Agreement of Merger") which shall occur upon the filing of the Agreement of Merger with the California Secretary of State (the "Effective Time").

    WHEREAS, as of the date hereof Kubota owns certain patents, patent applications and other intellectual property as developed for the Business at the Itami laboratory, such patents and patent applications to be listed on Exhibit A hereto ("Itami IP").

    WHEREAS, immediately prior to the date hereof, for good and valuable consideration, the receipt of which Kubota has acknowledged, Kubota shall have granted an exclusive, perpetual, fully paid royalty free license of the Itami IP to SMIL for exploitation and use of such Itami IP outside the U.S. (the "SMIL License").

    WHEREAS,  Buyer desire to purchase the Itami IP subject to the SMIL
License.

    WHEREAS, Buyer and Kubota agree that time is of the essence in the closing of the transactions contemplated in this Agreement.

    NOW, THEREFORE, in consideration of the premises and mutual covenants set forth in this Agreement, Kubota and Buyer agree as follows:

                                       ARTICLE 1

                              CONSIDERATION AND CLOSING

     1.1 PURCHASE PRICE. Buyer hereby agrees to purchase and Kubota hereby agrees to sell to Buyer, the Itami IP subject to the to SMIL License. As consideration for the Itami IP, Buyer agrees, subject to the terms, conditions and limitations set forth in this Agreement, to pay, and Kubota agrees to accept, as the "IP Purchase Price," 2,000,000 shares of Buyer's Class A Common Stock. With respect to the payment for the SMIL License, SMIL has previously paid adequate consideration to Kubota. Thereby, after the Closing, the entire Itami IP shall have been acquired by Buyer and its affiliates.

    1.2 CLOSING. The Closing will take place at the offices of Wilson Sonsini Goodrich & Rosati at 650 Page Mill Road, Palo Alto, CA on a date mutually agreed to by the parties which the parties shall use reasonable efforts to be prior to December 31, 1997 (the "Closing"). Each of the parties shall use their reasonable efforts to satisfy the closing conditions set forth in Article 4 hereof and to consummate the transactions contemplated hereby.

    1.3  DELIVERIES AT THE CLOSING.   At the Closing, (i) Kubota will deliver
to Buyer the various certificates, instruments, and documents referred to in
Section 4.1 below, and (ii) Buyer will deliver to Kubota the various certificates, instruments, and documents referred to in Section 4.2 below.

                                       ARTICLE 2

                              REPRESENTATIONS OF KUBOTA

    Kubota hereby represents to Buyer as follows:

    2.1 ORGANIZATION. Kubota is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all necessary corporate power and authority to own and lease its properties and assets and to carry on its businesses as now being conducted.

    2.2 AUTHORITY. Kubota has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Kubota and the consummation by Kubota of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Kubota. This Agreement has been duly executed and delivered by Kubota and constitutes a valid and binding obligation of Kubota, enforceable in accordance with its terms except as enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally, and subject to rules of law governing specific performance, injunctive relief and other equitable remedies. Except for certain third party consents which shall be obtained prior to the Closing, the execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a material benefit under, any provision of the charter documents of Kubota or any loan or credit agreement, note, bond, mortgage, indenture, license, lease or other agreement or instrument, permit, concession, franchise, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Kubota or the properties or assets of Kubota.

    2.3 GOVERNMENTAL APPROVALS. Subject to compliance with the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") and approval from Japan Ministry of Finance and the Bank of Japan, no consent, approval, order or authorization of, or registration, declaration or filing with any governmental authority is required by or with respect to Kubota in connection with the execution and delivery of this Agreement by Kubota or the consummation by Kubota of the transactions contemplated hereby.

                                       ARTICLE 3

                               REPRESENTATIONS OF BUYER

    Buyer represents to Kubota as follows:

    3.1 ORGANIZATION. Buyer is a corporation duly organized, validly existing and in good standing under the laws of Delaware and has all necessary corporate power and authority to own and lease all of its properties and assets and to carry on its business as it is now being conducted.

    3.2 AUTHORITY. Buyer has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Buyer and the consummation by Buyer of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Buyer. This Agreement has been duly executed and delivered by Buyer and constitutes a valid and binding obligation of Buyer, enforceable in accordance with its terms except as enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally, and subject to rules of law governing specific performance, injunctive relief and other equitable remedies. Except for certain third party consents which shall be obtained prior to the Closing, the execution and delivery of this Agreement will not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, conflict with or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a material benefit under, any provision of the charter documents of Buyer or any loan or credit agreement, note, bond mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Buyer or its properties or assets, which has not been waived.

    3.3 GOVERNMENTAL APPROVALS. Subject to compliance with the HSR Act, and approval from Japan Ministry of Finance and the Bank Japan, no consent, approval, order or authorization of, or registration, declaration or filing with any governmental authority is required by or with respect to Buyer in connection with the execution and delivery of this Agreement by Buyer or the consummation by Buyer of the transactions contemplated hereby.

                                       ARTICLE 4

                                CONDITIONS TO CLOSING

    4.1 CONDITIONS TO OBLIGATION OF BUYER. The obligation of Buyer to consummate the transaction to be performed by it in connection herewith is subject to the satisfaction of the following conditions:

         (a) REPRESENTATIONS. The representations set forth in Section 2 hereof shall be true and correct in all material respects as of the Closing.

         (b) INTELLECTUAL PROPERTY. Kubota shall quit claim to Buyer, Akashic or any affiliate of Buyer designated by Buyer prior to Closing all of the Itami IP and Kubota and Buyer shall enter into an agreement pursuant to which Buyer grants to Kubota and its affiliates a fully paid, royalty free, perpetual, worldwide, nonexclusive license to the Itami IP for use in the area of sputtering targets and other areas, but excluding thin film media and substrates.

         (c) REGULATORY APPROVALS. All applicable regulatory approvals, authorizations and consents shall have been obtained including, without limitation, HSR, the Japanese Ministry of Finance and the Bank of Japan.

         (d) OFFICER'S CERTIFICATE. Kubota shall deliver a certificate to Buyer executed by duly authorized officers certifying compliance with subsections 4.1(a), (b) and (c).

         (e) WITHHOLDING TAX. Kubota shall deliver to Buyer a check in the amount of any withholding taxes payable by Buyer as a result of the transactions contemplated hereby and shall indemnify Buyer against the payment of any such withholding taxes hereafter determined by any governmental agency to be owing by Buyer in connection with the transactions hereunder.

    4.2 CONDITIONS TO OBLIGATIONS OF KUBOTA. The obligation of Kubota to consummate the transactions to be performed by it in connection herewith is subject to the satisfaction of the following conditions:

         (a) PURCHASE PRICE. Buyer shall deliver at Closing a certificate representing 2,000,000 of shares of Buyer's Class A Common Stock registered in the name of Kubota.

         (b) REPRESENTATIONS.  The representations of Buyer set forth in
Section 3 hereof shall be true and correct in all material respects as of the Closing.

         (c) REGULATORY APPROVALS. All applicable regulatory approvals, authorizations and consents shall have been obtained, including, without limitation, HSR, the Japanese Ministry of Finance and the Bank of Japan.

         (d) OFFICER'S CERTIFICATE. Buyer shall deliver a certificate to Kubota executed by a duly authorized officer certifying compliance with subsections 4.2(b) and (c).

                                       ARTICLE 5

                                      COVENANTS

    5.1 PATENT APPLICATIONS. Upon request, Kubota and its affiliates shall cooperate with Akashic and Buyer at Akashic's expense after the Closing to file any U.S. or foreign patents or patent applications with respect to the Itami IP. Kubota shall not be obligated to translate any patents contained in the Itami IP into English.

    5.2 COVENANT NOT TO SUE. Kubota on behalf of itself and its affiliates hereby agrees not to sue or bring any cause of action or proceeding against Buyer, its affiliates, licensees or customers or Akashic alleging infringement or improper use of any patents, patent applications or other intellectual property owned by or licensed to Kubota or any of its affiliates as of the Closing, with respect to Akashic's thin film media and substrate businesses.

    5.3 LIST OF PATENTS. The parties agree to substitute an English translation for Exhibit A prior to the closing, such list to include not less than all patents described in Exhibit B hereto.

    5.4 TRANSFER OF ITAMI IP. The parties acknowledge that it may not be possible to complete all required paperwork to formally transfer all of the Itami IP prior to the Closing. Kubota agrees to complete all such transfers and make all necessary filings, at its expense, promptly following the Closing and to cooperate with Buyer, upon request by Buyer, to complete such transfers. The parties further agree and acknowledge that Buyer may request that certain rights to the Itami IP which Kubota agrees to grant pursuant to Section 4.1(b) above be granted to certain affiliates of Buyer and the parties agree to cooperate in making such grants.

                                       ARTICLE 6

                                  GENERAL PROVISIONS

    6.1 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of California without giving effect to any choice or conflict of law provision or rule (whether of the State of California or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of California as applied to contracts entered into and to be performed in the State of California.

    6.2 NOTICES. All notices or reports permitted or required under this Agreement shall be in writing and shall be delivered in person, mailed by first class, registered or certified mail, postage prepaid, sent by overnight courier, or sent by telex, telegram, telecopier or electronic mail to:

    If to Kubota:

         Kubota Corporation
         2-47 Shikitsuhigashi 1-chome,
         Naniwa-ku Osaka, 556 Japan
         Attn: Kunio Suwa
         Fax: 06-648-3915

    with a copy to:

         Graham & James
         600 Hansen Way
         Palo Alto, CA 94304-1043
         Attn:  Robert E. Patterson
         Fax:  (650) 856-3619

    If to Buyer OR SMIL:

         StorMedia Incorporated
         385 Reed Street
         Santa Clara, California 95050
         Attn: William J. Almon
         Fax: (408) 727-4928

    with a copy to:

         Wilson Sonsini Goodrich & Rosati, P.C.
         650 Page Mill Road
         Palo Alto, CA 94304
         Attn: Judith M. O'Brien
         Fax: 650-493-6811

By written notice to the other party, a party may change the address to which notices and other communications shall be directed. Notice shall be deemed to have been given upon the earlier to occur of (i) the third business day following dispatch by one of the foregoing methods or (ii) actual receipt.

    6.3 SURVIVAL OF REPRESENTATIONS AND WARRANTIES AND COVENANTS. The representations and warranties of the parties set forth in this Agreement or any certificate or instrument delivered pursuant hereto shall survive the Closing.

    6.4 ENTIRE AGREEMENT. The Agreement and the Reorganization Agreement represent and constitute the entire agreement between the parties, and supersede all prior agreements and understandings with respect to the matters covered by this Agreement and the Reorganization Agreement, and, except for the Reorganization Agreement, there are no other agreements, warranties or representations which are not set forth herein.

    6.5  WAIVER.  Kubota or Buyer may, by written notice to the other,
(i) waive any of the conditions to its obligations hereunder or extend the time for the performance of any obligations or actions of the other, (ii) waive any inaccuracies in the representations of the other contained in this Agreement or any documents delivered pursuant to this Agreement, (iii) waive compliance with any of the covenants of the other contained in this Agreement and (iv) waive performance of any obligations by the other. The waiver of one breach or default hereunder shall not constitute the waiver of any subsequent breach or default.

   6.6 EXPENSES. All expenses incurred by either party in connection with the execution and performance of this Agreement shall be the obligation of and shall be paid by such party.

   6.7 DISPUTE FEES. In the event of a dispute arising under this Agreement which results in arbitration or litigation, the prevailing party shall be entitled to reimbursement of reasonable expenses, including but not limited to reasonable attorneys' and expert witness fees incurred by it in pursuing such dispute, as determined by the court in any such proceeding.

    6.8 BINDING EFFECT; ASSIGNMENT. This Agreement shall be binding upon the parties and inure to the benefit of the successors, assigns, heirs and legal representatives of the respective parties hereto; provided, however, that this Agreement and all rights hereunder may not be assigned by any party hereto except by or with the prior written consent of the other party, with such consent not to be unreasonably withheld.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement the day and date first above written.

                                       Kubota Corporation

                                       By:
                                          ---------------------------------

                                       Title:
                                             ------------------------------



                                       StorMedia Incorporated

                                       By:
                                          ---------------------------------

                                       Title:
                                             ------------------------------



                                       StorMedia International Ltd.

                                       By:
                                          ---------------------------------

                                       Title:
                                             ------------------------------